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                                                                EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 22, 2000, except as to Note 13 which is as of March 29, 2000, relating to the financial statements and financial statement schedules, which appear in Superconductor Technologies Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Los Angeles, California
March 5, 2001